SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2003

AVERY COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27095	22-2227079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 South LaSalle Street

Suite 1710

Chicago, Illinois 60603

(Address of Principal Executive Offices)(Zip Code)

(312) 419-0077

(Registrant’s telephone number, including area code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On March 1, 2003, King Griffin & Adamson P.C. resigned to allow its successor entity, KBA Group LLP, to be engaged as Avery Communications, Inc.’s (“Avery”) independent public accountants. The reports of King Griffin & Adamson P.C. on Avery’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

In connection with its audits for Avery’s two most recent fiscal years and through February 28, 2003, there have been no disagreements with King Griffin & Adamson P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of King Griffin & Adamson P.C., would have caused King Griffin & Adamson P.C. to make reference thereto in their reports on Avery’s financial statements for such years and/or interim periods.

Avery has requested that King Griffin & Adamson P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated March 6, 2003, is filed as Exhibit 16.1 to this Form 8-K.

On March 1, 2003, Avery engaged KBA Group LLP as its new independent accountants. Avery’s board of directors will ratify management’s decision to engage KBA Group LLP as its new independent public accountants. As KBA Group LLP is a successor entity to King Griffin & Adamson P.C., the section addressing consultation of the newly engaged independent public accountants is not applicable.

Avery has allowed KBA Group LLP to review this Form 8-K before it was filed with the Securities and Exchange Commission. KBA Group LLP has not furnished Avery with a clarification or disagreement with the information set forth herein.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

16.1	Letter Regarding Change in Certifying Accountant from King Griffin & Adamson P.C.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 7, 2003

AVERY COMMUNICATIONS, INC.

By:	/s/ Thomas C. Ratchford
Thomas C. Ratchford Vice President and Chief Financial Officer